UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2018

ABERCROMBIE & FITCH CO.
(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6301 Fitch Path, New Albany, Ohio 43054
(Address of principal executive offices) (Zip Code)

(614) 283-6500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

As previously announced in news releases issued on January 22, 2018 and April 23, 2018, Abercrombie & Fitch Co. (the “Company”) held an Investor Day on April 25, 2018 at the New York Stock Exchange, which was simulcast on the Company's website, located at corporate.abercrombie.com. The Company's Chief Executive Officer, Fran Horowitz, and other members of the executive management team gave presentations and conducted a question and answer session providing an overview of the Company’s strategy and key initiatives to deliver sustainable growth and shareholder value. A copy of the transcript of the presentations and question and answer session is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The slide presentation for the Investor Day is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. Without limiting the generality of the foregoing, the text of the slide entitled “FORWARD LOOKING STATEMENTS” is incorporated by reference into this Item 7.01. The slide presentation is also posted on the “Investors” page of the Company's website, located at corporate.abercrombie.com.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Transcript for Abercrombie & Fitch Co. Investor Day held on April 25, 2018
99.2	Slide presentation for Abercrombie & Fitch Co. Investor Day held on April 25, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: April 30, 2018	By:	/s/ Scott Lipesky
Scott Lipesky
Senior Vice President and Chief Financial Officer